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                                                                   Exhibit 21

DANAHER CORPORATION & SUBSIDIARIES
EXHIBIT TO 2000 ANNUAL REPORT ON FORM 10K
(21) SUBSIDIARIES OF REGISTRANT

      1  Danaher Corporation
      2  DHR Nova Scotia ULC
      3  Danaher Canadian Finance LP
      4  DMG Plastics, Inc.
      5  FJ 900 Inc.
      6  Danaher Insurance Company
      7  Utica Holding Company
      8  Fluke Corporation
      9  Fluke Networks, Inc.
     10  Fluke Electronics Corporation
     11  Fluke International Corporation
     12  Fluke China (Hong Kong) Ltd.
     13  Fluke Deutschland GmbH
     14  Fluke Electronics (Malaysia) And.Bhd.
     15  Fluke Southeast Asia Pte.Ltd.
     16  KK Fluke Japan
     17  Fluke Australia Pty Ltd
     18  Fluke do Brazil Ltda.
     19  Fluke Europe B.V.
     20  Fluke UK Ltd.
     21  Fluke Iberica SL
     22  Fluke Italia S.r.l.
     23  Warner Electric S.r.l.
     24  Fluke Holding B.V.
     25  Fluke Industrial B.V.
     26  Fluke Nederland B.V.
     27  Fluke Vertriebsgesellschaft m.b.H
     28  Fluke Belgium N.V./S.A.
     29  Fluke Danmark A/S
     30  Fluke Finland Oy
     31  Fluke France S.A.
     32  Fluke Norge A/S
     33  Fluke Sveriga AB
     34  Contronic Development AB
     35  Proces-Styring APS
     36  Prosess-Styring AS
     37  Advanced Motion Controls AB
     38  Inmotion AB
     39  Inmotion Elesta AG
     40  Inmotion GmbH
     41  Inmotion SRL
     42  Inmotion SA
     43  Warner Electric SA
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     44  Warner Electric AB
     45  Fluke Switzerland AG
     46  DH Holdings Corp.
     47  DCI Consolidated Industries, Inc.
     48  Delta Consolidated Industries, Inc.
     49  Truck Storage Incorporated
     50  Danaher Finance Company
     51  Sonix, Inc.
     52  Sonix Technologies SDV.BHD.
     53  Gems Sensors Inc.
     54  Industrial Sensors, Inc.
     55  Jacobs Chuck Manufacturing Company
     56  Jacobs Chuck Mfg. (Suzhou) Co. Ltd.
     57  Jacobs Chuck Trading (Shanghai) Co. Ltd.
     58  Jacobs Japan Inc.
     59  Power Tool Holders Incorporated
     60  Kistler-Morse Corporation
     61  United Power Corporation
     62  Jessie & J Company, Ltd.
     63  Gems Sensors (WEKA) AG
     64  Danaher Alberta, Inc.
     65  Partlow Corporation
     66  Anderson Instrument Co., Inc.
     67  Flow Measurement Corporation
     68  Western Pacific Industries, Inc.
     69  Swiss Precision Parts Corp.
     70  Easco Hand Tools, Inc.
     71  Hand Tool design Corporation
     72  K-D Tools of Puerto Rico, Inc.
     73  Holo-Krome Company
     74  The Allen Manufacturing Company
     75  Industrial Fasteners, Inc.
     76  Quality Wire Processing, Inc.
     77  Holo-Krome Australia Pty Ltd. (51%)
     78  Danaher Canada, Inc.
     79  Veeder-Root Company
     80  Launchchange Holding Company
     81  Veeder-Root Finance Company
     82  Launchchange Limited
     83  Hengstler Industries Ltd.
     84  Jacobs Holding Company
     85  Spline Gauges Ltd.
     86  West Instruments Ltd.
     87  Veeder-Root Environmental Systems Ltd.
     88  Gwendolene Holdings Ltd.
     89  Gems Sensors Ltd.
     90  Holo-Krome Ltd.
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     91  Jacobs Manufacturing Co. Ltd.
     92  Piccadilly Precision Engineering Ltd.
     93  Danaher UK Industries Ltd.
     94  Pacific Scientific Ltd.
     95  Royce Thompsen Ltd.
     96  Wavetek Ltd.
     97  Fluke Precision Measurements Ltd.
     98  Datron Instruments Ltd.
     99  Robin Electronics Ltd.
    100  CGF Automation Ltd.
    101  Contents Measuring Systems Ltd.
    102  Veeder-Root Ltd.
    103  QualiTROL Instruments Ltd.
    104  Buhler Montec Group Ltd.
    105  EPIC Products Ltd.
    106  Petroleum Industry Controls, Inc.
    107  Veeder-Root Service Company
    108  Veeder-Root do Brasil
    109  Jacobs Chuck (Hong Kong) Ltd.
    110  Armstrong Tools, Inc.
    111  Old Tide Corp.
    112  Jacobs Vehicle Systems, Inc.
    113  Jacobs Mexico, S.A. de C.V.
    114  Diesel Engine Retarders, Inc.
    115  McCrometer, Inc.
    116  Beamco, Inc.
    117  Hach Company
    118  Hach Europe, S.A.
    119  Hach Sales & Service Canada Ltd.
    120  Environmental Test Systems, Inc.
    121  Lea Way Hand Tool Corporation
    122  Joslyn Holding Company
    123  Joslyn Company, LLC
    124  Joslyn Manufacturing Company, LLC
    125  Joslyn Electronic Systems Company, LLC
    126  Joslyn Hi-Voltage Company, LLC
    127  Joslyn Clark Controls, LLC
    128  Sunbank Family of Companies, LLC
    129  Joslyn Sunbank Company, LLC
    130  Jennings Technology Company, LLC
    131  Jennings Land Company
    132  Cyberex, LLC
    133  Cyberex, B.V.
    134  Danaher Canadian Holdings Inc.
    135  Hennessy Canada LLC
    136  Danaher Tool Group LP
    137  Fluke Electronics Canada LP

    138  Joslyn Canada
    139  Hengstler Canada LP
    140  QualiTROL Canada LP
    141  Hennessy Industries Canada LP
    142  Danaher Nova Scotia ULC
    143  Kingsley Tools, Inc.
    144  Newtown Manufacturing Company, Inc.
    145  Acme-Cleveland Corp.
    146  AC Intermediate Co.
    147  143420 Ontario, Inc.
    148  Acme-Cleveland Laser Systems, Inc. (89%)
    149  Namco Controls Corp.
    150  Ball Screws and Actuators Co., Inc.
    151  Communications Technology Corp.
    152  Communications Technology (Canada) Ltd.
    153  Communications Technology Corp. Mexico, S.A.
    154  Phoenix Microsystems, Inc.
    155  Dolan-Jenner Industries, Inc.
    156  Dolan-Jenner Europe, B.V. (60%)
    157  M & M de France, Inc.
    158  M & M Precision Systems Corp.
    159  Master Gears Corp.
    160  Precision Gauges, Inc.
    161  Hennessy Industries, Inc.
    162  Service Station Products Company
    163  Dynapar Corporation
    164  Hengstler Espana S.A.
    165  Current Technology, Inc.
    166  GID Acquisition Company
    167  Data Recorders Incorporated
    168  Hecon Properties, Inc.
    169  Hengstler Italia SRL
    170  Gems Sensors SRL
    171  Hengstler Japan Corp.
    172  Matco Tools Corporation
    173  Mechanics Custom Tools Corporation
    174  NMTC, Inc.
    175  Pacific Scientific Company
    176  Pacific Scientific Instruments Company
    177  Fisher Pierce Company
    178  Pacific Scientific Energetic Materials Co.
    179  Wermex Corporation
    180  Bobinas de Sur
    181  Pacific Scientific International Holding
    182  Advanced Servo Sytems Limited
    183  Light Controls Corp.
    184  JS Technology, Inc.

    185  Securaplane Technologies, Inc.
    186  Danaher Canada Partners Inc.
    187  QualiTROL Corporation
    188  Danaher Finance Company, LLC
    189  Danaher Holding GmbH
    190  QualiTROL GmbH
    191  Dr. Bruno Lange Verwaltungs GmbH
    192  Warner Electric GmbH
    193  Hengstler GmbH
    194  KACO GmbH
    195  Hengstler Controle Numerique SARL
    196  Societe Civile Immobiliere
    197  Gems Sensors GmbH
    198  Veeder-Root GmbH
    199  Dr. Bruno Lange GmbH & Co. KG
    200  Dr. Bruno Lange AG
    201  Dr. Bruno Lange Ges.m.b.H
    202  Dr. Bruno Lange SARL
    203  Dr. Bruno Lange SRL
    204  Dr. Bruno Lange (UK) Ltd.
    205  Dr. Lange Belgie B.V.B.A.
    206  Dr. Lange Danmark A/S
    207  Dr. Lange Nederland B.V.
    208  Dr. Lange Sp.ZOO
    209  Neurtek Medio Ambiente S.A.
    210  Namco Controls GmbH
    211  Cleveland Precision Systems GmbH
    212  Pacific Scientific GmbH
    213  Eduard Bautz GmbH & Co. KG
    214  PMI Motion Technologies GmbH
    215  PMI Verwaltungs GmbH
    216  Kollmorgen Seidel GmbH & Co. KG
    217  SMB GmbH
    218  API Schmidt-Bretten Beteiligungs GmbH
    219  API Schmidt-Bretten Verwaltungs GmbH
    220  API Schmidt-Bretten GmbH & Co. KG
    221  Schmidt-Bretten Nederland BV
    222  Danaher GbR
    223  Power Transformer Controls Company
    224  American Precision Industries Inc.
    225  API Gettys Inc.
    226  API Harowe (St. Kitts) Ltd.
    227  API Portescap
    228  API Portescap International
    229  API Portescap Deutschland GmbH
    230  API Portescap Scandinavia AB
    231  API Portescap Polska Sp.zoo

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    232  API Positran Ltd.
    233  API Portescap (UK) Ltd.
    234  API Portescap France SA
    235  API Portescap Japan Ltd.
    236  API Heat Transfer Inc.
    237  American Precision Industries (U.K.) Ltd.
    238  API Development Corporation
    239  Portescap U.S. Inc.
    240  API of Canada, Inc.
    241  Kollmorgen Corporation
    242  Kollmorgen Securities Corporation
    243  Kollmorgen Overseas Development Corp.
    244  Kollmorgen International LLC
    245  PacSci Motion Control, Inc.
    246  Superior Electric Holding LLC
    247  Warner Linear LLC
    248  Precision Specialties, Inc.
    249  Kollmorgen SAS
    250  AB Kiklstroms Manometerfabrik
    251  KB Instrumate
    252  API Elmo AB
    253  Kollmorgen Artus S.A.
    254  Cryla S.A.
    255  Kollmorgen Artus Vietnam Co. Ltd.
    256  Pacific Scientific SARL
    257  Veeder-Root SARL
    258  Gems Sensors SARL
    259  Radiometer Analytical S.A.
    260  Buhler Montec S.A.
    261  Polymetron S.A.
    262  Calzoni S.p.A.
    263  Kollmorgen Italia S.r.l.
    264  Servotech Control Technology Ltd.
    265  Kollmorgen Asia Investment Company
    266  Tianjin Kollmorgen Industrial Drives Ltd.
    267  Kollmorgen Asia Investment Company BV
    268  Jachymova Securities s.r.o.
    269  SEMCON, a.s.
    270  SMB s.r.o.
    271  Kollmorgen India Invest. Co. Mauritius
    272  Kollmorgen [Tandon] India
    273  Kollmorgen Servotronix Ltd